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                                  CONSENT OF
                        INDEPENDENT PUBLIC ACCOUNTANT

We consent to the use in the Post Effective Amendment No. 1 to Form SB-2 of Interactive Telesis, Inc. and Subsidiaries of our report dated September 19, 2000 relating to the consolidated financial statements of Interactive Telesis, Inc. and Subsidiaries, and to the reference to us under the heading "Experts" in such registration statement.


San Diego, California                             PANNELL KERR FORSTER
August 6, 2001                                    Certified Public Accountants
                                                  A Professional Corporation